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                              AMENDED AND RESTATED

                                RIGHTS AGREEMENT


                                     between


                           ARTESYN TECHNOLOGIES, INC.


                                       and

                              THE BANK OF NEW YORK
                                 as Rights Agent




                          Dated as of November 21, 1998











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

     Amended and Restated Rights Agreement dated as of November 21, 1998 between Artesyn Technologies, Inc., a Florida corporation (the "Company"), and The Bank of New York, a New York banking corporation, as rights agent (the "Rights Agent").


                                    RECITALS


A. The Company heretofore distributed to holders of Common Shares (as hereinafter defined) of the Company on November 21, 1988 (the "Old Record Date") and in respect of Common Shares issued thereafter and prior to the Close of Business (as hereinafter defined) on December 22, 1998, one common stock purchase right (each, an "Old Right" and collectively, the "Old Rights") for each Common Share outstanding on the Old Record Date and so issued thereafter, entitling the registered holder of an Old Right to purchase one Common Share upon the terms and subject to the conditions set forth in a certain Rights Agreement dated as of November 9, 1988 between the Company and the Rights Agent (the "Original Agreement") for the purpose of preserving long term stockholder value in case of a proposed takeover of the Company.

B. Considering that the Old Rights expire at the Close of Business on November 21, 1998, and desiring to continue to preserve long term value for the Company's stockholders in case of a proposed takeover of the Company, the Board of Directors of the Company (the "Board") has authorized and declared a dividend of one preferred share purchase right (each, a "New Right" and collectively the "New Rights") for each Common Share of the Company outstanding as of the close of business on a record date to be designated by certain executive officers of the Company, currently December 22, 1998 (the "Record Date"), each New Right representing the right to purchase one one-hundredth of a Preferred Share (as hereinafter defined), upon the terms and subject to the conditions set forth in the Original Agreement as amended and restated in its entirety by this Agreement, and has further authorized and directed the issuance of one New Right, subject to adjustment as provided herein, with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date and the Expiration Date (as such terms are hereinafter defined).

     Accordingly, in consideration of the Recitals and the mutual agreements herein set forth, the parties hereby agree as follows:

     Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

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

     "Acquiring Person" means any Person (as hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as hereinafter defined) of 20% or more of the Common Shares then outstanding, but shall not include the Company, any Subsidiary (as hereinafter defined) of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of (A) a Permitted Transaction, or (B) an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of the Common Shares then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 20% or more of the Common Shares then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company (other than pursuant to a Permitted Transaction), then such Person shall be deemed to be an "Acquiring Person". Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person", as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable (and in all events within five days following such determination) of a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this definition, then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

     "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the "Exchange Act" (as hereinafter defined), as in effect on the date of this Agreement.

     A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

     (1) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

     (2) which such Person or any of such Person's  Affiliates or Associates has
(A) the right to acquire (whether such right is exercisable  immediately or only


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

after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these New Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, engagement or understanding to vote such security (i) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (ii) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

     (3) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section l(c)(ii)(B)) or disposing of any securities of the Company.

     Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to beneficially own hereunder.

     "Board" has the meaning set forth in Recital B hereof.

     "Business Day" means any day other than a Saturday, a Sunday, or a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

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

     "Close of Business", on any given date, means 5:00 P.M., New York time, on such date; provided, however, that if such date is not a Business Day, "Close of Business" means 5:00 P.M., New York time, on the next succeeding Business Day.

     "Common Shares", when used with reference to the Company, means the shares of common stock, par value $.01 per share, of the Company. "Common Shares", when used with reference to any Person other than the Company, means the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

     "Continuing Director" means (i) any member of the Board, while such Person is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring person, or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate, and was a member of the Board prior to the time any Person becomes an Acquiring Person, or (ii) any Person who subsequently becomes a member of the Board, while such Person is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate, if such Person's nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors.

     "Distribution Date" has the meaning set forth in Section 3 hereof.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect on the date hereof.

     "Exchange Ratio" has the meaning set forth in Section 24(a).

     "Expiration Date" has the meaning set forth in Section 7(a) hereof.

     "Final Expiration Date" means the Close of Business on December 22, 2008.

     "New Rights" has the meaning set forth in Recital B hereof.

     "Old Record Date" has the meaning set forth in Recital A hereof.


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

     "Old Rights" has the meaning set forth in Recital A hereof.

     "Original  Agreement  has the  meaning  set  forth  in  Recital  A  hereof.

"Permitted Transaction" means an action or transaction or series of related actions or transactions, including, but not limited to, a purchase or series of related purchases of Common Shares, which prior to the consummation thereof, and based upon the good faith consideration by the Board of all factors which the Board deems to be relevant (including, but not limited to, the long-term value of the Company and prices that could reasonably be expected if the Company or its assets were sold on an orderly basis designed to realize maximum value), the Board determines to be fair to and otherwise in the best interests of the holders of the Common Shares.

     "Person" means any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

     "Preferred Shares" means shares of Series A Junior Participating Preferred Stock, par value $.01 per share, of the Company having the rights and preferences set forth in the form of Articles of Amendment attached to this Agreement as Exhibit A.

     "Record Date" has the meaning set forth in Recital B hereof.

     "Redemption Date" has the meaning set forth in Section 7 hereof.

     "Right Certificates" has the meaning set forth in Section 3(a) hereof.

     "Section 13 Event" means any event  described in clauses (x), (y) or (z) of
Section 13(a) hereof.

     "Securities Act" means the Securities Act of 1933, as amended and in effect on the date hereof.

     "Shares Acquisition Date" means the first date of public announcement which, for purposes of this definition, shall include, without limitation, a report or Schedule filed pursuant to Section 13(d) under the Exchange Act or pursuant to a comparable successor statute) by the Company or an Acquiring Person that an Acquiring Person has become such.



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     "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is Beneficially Owned, directly or indirectly, by such Person.

     Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the New Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable on 10 days' prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise and shall in no event be liable for acts or omissions of any such Co-Rights Agents. In the event the Company appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and Co-Rights Agents shall be as the Company shall determine.

     Section 3. Issue of Right Certificates.

     (a) Until the earlier of (i) the Close of Business on the 10th day after the Shares Acquisition Date and (ii) the Close of Business on the 10th Business Day after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) to commence, a tender or exchange offer the consummation of which would result in any Person becoming the Beneficial Owner of Common Shares aggregating 30% or more of their outstanding Common Shares (including any such date which is after the date of this Agreement and prior to the issuance of the New Rights, the earlier of such dates being herein referred to as the "Distribution Date"), (x) the New Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares registered in the names of the holders thereof (which certificates for Common Shares shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured,


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

postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto (a "Right Certificate"), evidencing one New Right for each Common Share so held. As of the Distribution Date, the New Rights will be evidenced solely by such Right Certificates.

     (b) On the Record Date, or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form of Exhibit C hereto (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the New Rights will be evidenced by such certificates registered in the names of the holders thereof and the registered holders of Common Shares shall also be the registered holders of the associated New Rights. Until the earlier of the Distribution Date or the Expiration Date, the surrender for transfer of any certificate for Common Shares outstanding on the Record Date shall also constitute the transfer of the New Rights associated with the Common Shares represented thereby.

     (c) Certificates for Common Shares which become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend, provided, however, that in the event that the name of the Company changes, the name of the Company may be inserted in such legend in the place of "Artesyn Technologies, Inc.":

     This certificate also evidences and entitles the holder hereof to certain rights ("New Rights") as set forth in an Amended and Restated Rights Agreement between Artesyn Technologies, Inc. (the "Company") and The Bank of New York, as Rights Agent, dated as of November 21, 1998 (as amended from time to time, the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive office of the Company. Under certain circumstances, as set forth in the Rights Agreement, such New Rights will be evidenced by

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
     separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate, a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, New Rights issued to any Person who is, was or becomes an Acquiring Person or any Affiliates or Associates thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or any subsequent holder, may become null and void.

With respect to such certificates containing the foregoing legend, until the Distribution Date, the New Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the New Rights associated with the Common Shares represented thereby. In the event that the Company purchases or acquires any Common Shares after the Record Date, but prior to the Distribution Date, any New Rights associated with such Common Shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any New Rights associated with the Common Shares which are no longer outstanding.

     Section 4. Form of Right Certificates.

     (a) The Right Certificates (and the form of election to purchase Preferred Shares, form of assignment and forms of certificate to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the New Rights, may from time to time be listed, or to conform to usage. Subject to the provisions of Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of one one-hundredths of a Preferred Share as shall be set forth therein at the price per one one-hundredth of a Preferred Share set forth therein (the "Purchase Price"), but the number of such one one-hundredths of a Preferred Share and the Purchase Price shall be subject to adjustment as provided herein.

     (b) Any Rights Certificate issued pursuant to Section 3(a) or Section 22 hereof that represents New Rights beneficially owned by: (i) an Acquiring Person


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or any  Associate or Affiliate of an Acquiring  Person,  (ii) a transferee of an
Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such New Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any person with whom such Acquiring Person has an agreement, arrangement or understanding regarding the transferred New Rights or
(B) a transfer which a majority of the Continuing Directors has determined is part of a plan, arrangement or understanding which has a primary purpose or effect avoidance of Section 7(e) hereof, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

         The rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Amended and Restated Rights Agreement dated as of November 21, 1998 between Artesyn Technologies, Inc. and The Bank of New York, as Rights Agent). Accordingly, this Right Certificate and the rights represented hereby may become null and void in the circumstances specified in Section 7(e) of such Amended and Restated Rights Agreement.

The provisions of Section 7(e) of this Rights Agreement shall be operative whether or not the foregoing legend is set forth on any such Rights Certificate. The Company shall instruct the Rights Agent in writing of the New Rights which should be so legended, and shall supply the Rights Agent with such legended Right Certificates. The Rights Agent shall endeavor to comply with this Section 4(b) to the extent that it has actual knowledge that the New Rights involved are beneficially owned by an Acquiring Person, Affiliate or Associate, or transferee thereof, as applicable.

     Section 5. Countersignature and Registration. The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President, any Vice President or its Treasurer either manually or by facsimile


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signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

     Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its designated office, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of New Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

     Section  6.  Transfer,   Split  Up,   Combination  and  Exchange  of  Right
Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

     (a) Subject to the provisions of Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Redemption Date or the Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing New Rights that have become void pursuant to Section 7(e) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a Preferred Share as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent, along with a signature guarantee and such other documentation as


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the Rights  Agent may  reasonably  request.  Neither  the  Rights  Agent nor the
Company shall be obligated to take any action whatsoever with respect to the transfer of any surrendered Right Certificate or Certificates until the registered holder shall have completed and signed the form of certificate appearing below the form of assignment set forth on the reverse side of each Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company may reasonably request. Thereupon, the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment by the holder of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

     (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate, if mutilated, along with a signature guaranty and such other and further documentation as the Rights Agent may reasonably request, the Company will execute and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

     Section 7. Exercise of New Rights; Purchase Price; Expiration Date of New Rights.

     (a) The registered holder of any Right Certificate may exercise the New Rights evidenced thereby (except as otherwise provided in Sections 7(e) and 24 hereof), in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof and the certificate appearing below such form of election to purchase completed and duly executed, along with a signature guaranty and such other and further documentation as the Rights Agent may reasonably request, to the Rights Agent at the designated office of the Rights Agent, together with payment of the Purchase Price for each one one-hundredth of a Preferred Share as to which the New Rights are exercised, at or prior to the earliest of (i) the close of business on the Final Expiration Date, (ii) the time at which the New Rights are redeemed or declared to be null and void as provided in Section 23 hereof (the "Redemption Date"), and (iii) the time at which such New Rights are exchanged as provided in Section 24 hereof (the earliest of (i), (ii) and (iii) being herein referred to as the "Expiration Date").

     (b) The Purchase Price for each one one-hundredth of a Preferred Share purchasable pursuant to the exercise of a New Right shall initially be $95, and shall be subject to adjustment from time to time as provided in Section 11 or 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

     (c)  Upon  receipt  of a Right  Certificate  representing  exercisable  New
Rights, with the form of election to purchase and the form of certificate set forth on the reverse side duly completed and duly executed, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with
Section 9 hereof by certified check, cashier's check or money order payable to the order of the Company, the Rights Agent shall thereupon, subject to Section 20(k) hereof, promptly (i) (A) requisition from any transfer agent of the Preferred Shares (or make available if the Rights Agent is also the transfer agent for the Preferred Shares) certificates for the total number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) requisition from the depositary agent, depositary receipts representing such number of one one-hundredths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional Preferred Shares in accordance with Section 14 hereof,
(iii) after receipt of such certificates for Preferred Shares or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and (iv) when appropriate, after receipt thereof, deliver such cash to or upon the order of the registered holder of such Right Certificate. Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated to take any action upon the exercise of New

Rights which is prohibited by the terms of any agreement for borrowed money to which the Company became a party or otherwise bound prior to the time that any Person became an Acquiring Person; and provided further, that the Company shall not be obligated to issue any Common Shares of Common Stock upon the exercise of New Rights which are in excess of those which are available for such issuance under the Company's Articles of Incorporation (in which case the Company shall take the same actions as are set forth in Section 11(a)(iii) hereof).

     (d) In case the registered holder of any Right Certificate shall exercise less than all the New Rights evidenced thereby, a new Right Certificate evidencing New Rights equivalent to the New Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

     (e) Anything in this Agreement contained to the contrary notwithstanding, from and after the time that a Person first becomes an Acquiring Person, any New Rights beneficially owned by (i) the Acquiring Person or an Affiliate or Associate of the Acquiring Person, (ii) a transferee of the Acquiring Person (or of any Affiliate or Associate thereof) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of the Acquiring Person (or of any Affiliate or Associate thereof) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such New Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has a continuing agreement, arrangement or understanding regarding the transferred New Rights or (B) a transfer which a majority of the Continuing Directors has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such New Rights shall have any rights whatsoever with respect to such New Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

     (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the form of certificate appearing below the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial owner) or Affiliates or Associates thereof as the Company shall reasonably request.

     (g) In the event that any Person shall become an Acquiring Person and the New Rights shall then be outstanding, the Company shall not take any action which would diminish or eliminate the benefits intended to be afforded by the New Rights (except as permitted by Section 23 hereof).

     Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof, except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall, at the written request of the Company, either deliver all cancelled Right Certificates to the Company, or destroy such cancelled Right Certificates, and in the case of destruction, the Rights Agent shall deliver a certificate of destruction thereof to the Company.

     Section 9. Availability of Preferred Shares. The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury, such number of Preferred Shares as will be sufficient to permit the exercise in full of all outstanding New Rights in accordance with Section 7. The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares delivered upon exercise of New Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

     The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares upon the exercise of New Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Shares in a name other than that of, the registered holder of the Right Certificate evidencing New Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Preferred Shares upon the exercise of any New Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is due.

     Section 10. Preferred Shares Record Date. Each Person in whose name any certificate for Preferred Shares is issued upon the exercise of New Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such New Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Shares transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares transfer books of the Company are open. Prior to the exercise of the New Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Shares for which the New Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

     Section 11. Adjustment of Purchase Price, Number of Preferred Shares or Number of New Rights. The Purchase Price, the number of Preferred Shares covered by each New Right and the number of New Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

     (a)(i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred

Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any New Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of capital stock which, if such New Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one New Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one New Right.

     (ii) Subject to Sections 7(e) and 24 of this Agreement, in the event any Person becomes an Acquiring Person, each holder of a New Right shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a New Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a New Right is then exercisable and dividing that product by (y) 50% of the then current per share market price of the Company's Common Shares (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such event; provided, however, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of Section 13 hereof shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii).

     (iii) In the event that the number of Common Shares authorized by the Company's Articles of Incorporation but not outstanding or reserved for issuance for purposes other than exercise of the New Rights is not sufficient to permit the exercise in full of the New Rights in accordance with Section 11(a)(ii) and the New Rights shall become so exercisable, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exercise of the New Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Company shall substitute, for each Common Share that would otherwise be issuable upon exercise of a New Right, a number of Preferred Shares or fraction thereof such that the current per share market price of one Preferred Share (as defined in Section 11(d)) multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such Preferred Shares or fraction thereof.

     (b) In case the Company shall fix a record date for the issuance of rights (other than the New Rights), options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares ("equivalent preferred shares")) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the then current per share market price of the Preferred Shares (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one New Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one New Right. In case such subscription price may be paid in a consideration, part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

     (c) In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share, and the denominator of which shall be such current per share market price of the Preferred Shares; provided, however, that in no event shall the consideration to be paid upon the exercise of one New Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one New Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

     (d)(i) For the purpose of any computation hereunder,  except as provided in
Section 11(d)(ii), the "current per share market price" of any security (a "Security" for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares of capital stock, or (B) any subdivision, combination or reclassification of such Security, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board. If on any such date, no market maker is making a market in the Security, "current per share market price" of any Security shall be deemed to be the fair market value of such Security as determined in good faith by the Board. The term "Trading Day" means a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

     (ii) For the purpose of any computation hereunder, the "current per share market price" of the Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i). If the Preferred Shares are not publicly traded, the "current per share market price" of the Preferred Shares shall be conclusively deemed to be the current per share market price of the Common Shares as determined pursuant to Section 11(d)(i) (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one thousand. If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board, whose determination shall be reported in a statement filed with the Rights Agent and shall be conclusive for all purposes.

     (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-millionth of a Preferred Share or one
ten-thousandth   of  any  other   share  or   security   as  the  case  may  be.
Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any New Rights.

     (f) If as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any New Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any New Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Section 11(a) through (c), inclusive, and the provisions of Sections 7, 9, 10 and 13 with respect to the Preferred Shares shall apply on like terms to any such other shares.

     (g) All New Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a Preferred Share purchasable from time to time hereunder upon exercise of the New Rights, all subject to further adjustment as provided herein.

     (h) Unless the Company  shall have  exercised  its  election as provided in
Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each New Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Preferred Share (calculated to the nearest one one-millionth of a Preferred Share) obtained by (i) multiplying (x) the number of one one-hundredths of a share covered by a New Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

     (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of New Rights, in substitution for any adjustment in the number of one one-hundredths of a Preferred Share purchasable upon the exercise of a New Right. Each of the New Rights outstanding after such adjustment of the number of New Rights shall be exercisable for the number of one one-hundredths of a Preferred Share for which a New Right was exercisable immediately prior to such adjustment. Each New Right held of record prior to such adjustment of the number of New Rights shall become that number of New Rights (calculated to the nearest one ten-thousandth) obtained by dividing (i) the Purchase Price in effect immediately prior to adjustment of the Purchase Price, by (ii) the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement, and give simultaneous written notice to the Rights Agent, of its election to adjust the number of New Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of New Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional New Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the New Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein, may bear, at the option of the Company, the adjusted Purchase Price and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

     (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a Preferred Share issuable upon the exercise of the New Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredths of a Preferred Share which were expressed in the initial Right Certificates issued hereunder.

     (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value, if any, of the Preferred Shares issuable upon exercise of the New Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares at such adjusted Purchase Price.

     (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any New Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

     (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent, in its sole discretion, the Board shall determine to be advisable in order that (i) any consolidation or subdivision of the Preferred Shares, (ii) issuance wholly for cash of any Preferred Shares at less than the current market price, (iii) issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, (iv) dividends on Preferred Shares payable in Preferred Shares or issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such stockholders.

     (n) Anything in this Agreement to the contrary notwithstanding, in the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then, in any such case, (A) the number of one one-hundredths of a Preferred Share purchasable after such event upon proper exercise of each New Right shall be determined by multiplying the number of one one-hundredths of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the total number of Common Shares outstanding immediately before such event, and the denominator of which is the total number of Common Shares outstanding immediately after such event, and (B) each Common Share outstanding immediately after such event shall have issued with respect to it that number of New Rights which each Common Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

     (o) From and after a Shares Acquisition Date, the Company shall not take (or permit any Subsidiary to take) any action, the purpose of which is to, or if at the time such action is taken, it is reasonably foreseeable that the effect of such action is to, materially diminish or otherwise eliminate the benefits intended to be afforded by the New Rights.

     Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares or the Preferred Shares, a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof. In addition, the Company shall notify the Rights Agent of all record dates provided for in this Agreement. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall receive such certificate.

     Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

     (a) In the event that, on or following the time that a Person becomes an Acquiring Person, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person, (y) any Person shall consolidate with, or merge with or into the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and in connection with such consolidation or merger all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person (other than the Company or one of its wholly-owned Subsidiaries in one or more transactions each of which does not violate Section 11(o) hereof), then, and in each such case, except as part of a Permitted Transaction, proper provision shall be made so that (i) each holder of a New Right, except as provided in Sections 7(e) and 24 hereof, shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable Common Shares of the Principal Party (as hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a New Right is then exercisable (without taking into account any adjustment previously made pursuant to Section 11(a)(ii)) and dividing that product by, (B) 50% of the then current per share market price of the Common Shares of such Principal Party (determined pursuant to Section 11 (d) hereof) on the date of consummation of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all of the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; and (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of the New Rights.

     (b) "Principal Party" shall mean (i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which Common Shares of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation (including, if applicable, the Company if it is the surviving corporation); and
(ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions; provided, however, that in any case, (1) if the Common Shares of such Person are not at such time and have not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Shares of which are and have been so registered, "Principal Party" shall refer to such other Person; (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value; and (3) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a "Subsidiary" of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

     (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of its authorized Common Shares which have not been issued or reserved for issuance to permit the exercise in full of the New Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement which is reasonably satisfactory to the Right Agent, providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation merger, sale or transfer mentioned in Section 13(a), the Principal Party at its own expense shall:

     (i) prepare and file a registration statement under the Securities Act with respect to the New Rights and the securities purchasable upon exercise of the New Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date;

     (ii) use its best efforts to qualify or register the New Rights and the securities purchasable upon exercise of the New Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate; and

     (iii) deliver to holders of the New Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

     The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. The rights under this
Section 13 shall be in addition to the rights to exercise New Rights and adjustments under Section 11(a)(ii) and shall survive any exercise thereof.

     Section 14. Fractional New Rights and Fractional Shares.

     (a) The Company shall not be required to issue fractions of New Rights or to distribute Right Certificates which evidence fractional New Rights. In lieu of such fractional New Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional New Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole New Right. For the purposes of this Section 14(a), the current market value of a whole New Right shall be the closing price of the New Rights for the Trading Day immediately prior to the date on which such fractional New Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the New Rights are listed or admitted to trading or, if the New Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the New Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the New Rights selected by the Board. If on any such date no such market maker is making a market in the New Rights, the fair value of the New Rights on such date as determined in good faith by the Board shall be used and be binding on the Rights Agent.

     (b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share) upon exercise of the New Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share, the Company shall pay to the registered holders of Right Certificates at the time such New Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share. For the purposes of this Section 14(b), the current market value of a Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

     (c) The holder of a New Right by the acceptance of the New Right expressly waives his right to receive any fractional New Rights or any fractional shares upon exercise of a New Right (except as provided above).

     Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under

Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, on his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the New Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of New Rights, it is specifically acknowledged that the holders of New Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

     Section 16. Agreement of New Right Holders. Every holder of a New Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a New Right that:

     (a) prior to the Distribution Date, the New Rights will be transferable only in connection with the transfer of the Common Shares;

     (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the designated office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer, with the forms of assignment and certificate set forth on the reverse side thereof duly completed and executed, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request;

     (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the New Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

     (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a New Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company shall use its reasonable best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

     Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the New Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the New Right or New Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

     Section 18. Concerning the Rights Agent.

     (a) The Company agrees to pay to the Rights Agent reasonable compensation, as set forth in the fee schedule of the Rights Agent or as otherwise agreed in writing by the Company and Rights Agent from time to time, for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises and reasonable attorneys' fees and expenses.

     (b) The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

     Section 19. Merger or Consolidation or Change of Name of Rights Agent.

     (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stockholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

     (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

     Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

     (a) The Rights Agent may consult with legal counsel of its selection (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

     (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of an "Acquiring Person" or the determination of "current per share market price") be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, any Vice President or the Treasurer of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

     (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct.

     (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except as to its countersignature on such Right Certificates) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

     (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the New Rights (including the New Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the New Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 13, 23 or 24, or responsible for the manner, method or amount of such adjustment or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of New Rights evidenced by Right Certificates after the actual receipt by the Rights Agent of a certificate describing any such adjustment furnished in accordance with Section 12); nor shall it by any act
hereunder  be  deemed  to  make  any   representation  or  warranty  as  to  the
authorization or reservation of any Preferred Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares will, when issued, be validly authorized and issued, fully paid and nonassessable; nor shall the Rights Agent be responsible for the legality of the terms hereof in its capacity as an administrative agent.

     (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

     (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the President, any Vice President or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer. In addition to the foregoing, the Rights Agent shall be protected and shall incur no liability for, or in respect of, any action taken or omitted by it in connection with its administration of this Agreement in reliance upon (i) the proper execution of the forms of certificate concerning beneficial ownership appearing below the form of assignment and the form of election to purchase on the reverse side of the form of Right Certificate attached hereto as Exhibit B (the "Certificate"), unless the Rights Agent shall have actual knowledge that, as executed, the Certificate is untrue or (ii) the non-execution or failure to complete the Certificate, including, without limitation, any refusal to honor any otherwise permissible assignment or election by reason of such non-execution or failure.

     (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the New Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

     (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection thereof.

     (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

     (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the form of Certificate has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with and obtaining a signed written direction from the Company, upon which written direction the Rights Agent may conclusively rely.

     (l) As provided in Section 20(a), the Rights Agent is also authorized to apply for instructions to the executive officers of the Company specified therein. An application by the Rights Agent for instructions may set forth in writing any action proposed to be taken or omitted by the Rights Agent with respect to its duties and obligations under this Agreement and the date on or after which such action shall be taken, the Rights Agent shall not be liable for any action taken or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall not be less than three Business Days after the Company receives such application) without the consent of the Company, unless prior to taking or omitting such action, the Rights Agent has received written instructions in response to such application specifying the actions to be taken or omitted.

     Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares or Preferred Shares, by registered or certified mail, and to the holders of the Right Certificates, by first-class mail, at the expense of the Company. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company, if Right Certificates have been issued at such time), the Company shall become the Rights Agent and then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or any state of the United States, in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million or (b) an affiliate of the corporation described in Clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

     Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the New Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing New Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

     Section 23. Redemption; Voiding, Termination.

     (a) The Board may, at its option, at any time prior to the earlier of (i) the Close of Business on the 10th day following the Shares Acquisition Date (or such later date as the Board (only with the concurrence of a majority of the Continuing Directors) may determine, provided that such determination is made when the New Rights are redeemable) and (ii) the Final Expiration Date, redeem all, but not less than all, the then outstanding New Rights at a redemption price of $.01 per New Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price").

     (b) The Company may, at its option, pay the Redemption Price either in Common Shares (based on the "current per share market price", as defined in Section 11(d) hereof, of the Common Shares at the time of redemption) or cash or any other form of consideration deemed appropriate by the Board; provided, however, that if the Company elects to pay the Redemption Price in Common Shares, the Company shall not be required to issue any fractional Common Shares, and the number of Common Shares issuable to each holder of New Rights shall be rounded down to the next whole share.

     (c) During the period commencing at the close of business on the 10th day following the Shares Acquisition Date and terminating on the earlier of (i) the occurrence of a Section 13 Event and (ii) the Final Expiration Date, the Board may, at its option, redeem all, but not less than all, the then outstanding New Rights at the Redemption Price, provided that (A) such redemption is effected in connection with the approval by the Board (only with the concurrence of a majority of the Continuing Directors), and the execution and delivery by the Company of, an agreement providing for a merger, consolidation, sale or transfer of all or substantially all of the assets of the Company or other business combination, in each case which involves the Company, but does not involve an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any other Person acting, directly or indirectly, on behalf of or in association with any such Acquiring Person, Affiliate or Associate; and (B) such redemption is approved the Board (only with the concurrence of a majority of the Continuing Directors).

     (d) If the redemption of the New Rights pursuant hereto is at the time prohibited by the terms of any agreement for borrowed money to which the Company is a party or otherwise bound and which was entered into before any Person became an Acquiring person, then, in such event, the Board (with the concurrence of a majority of the Continuing Directors) may, in lieu of redeeming the New Rights as permitted by Section 23(a), declare them to be null and void, without any payment or other obligation on the part of the Company to the holders of the New Rights.

     (e) Immediately upon the action of the Board ordering the redemption of the New Rights or declaring them void, and without any further action and without any notice, the right to exercise the New Rights will terminate and the only right thereafter of the holders of New Rights shall be, in the case of redemption, to receive the Redemption Price for each New Right so held. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board ordering the redemption of the New Rights or declaring them void, the Company shall give notice of redemption or declaration to the Rights Agent and all the holders of the then outstanding New Rights by mailing such notice to the Rights Agent and all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice which relates to a redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any New Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Common Shares prior to the Distribution Date.

     Section 24. Exchange.

     (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable New Rights (which shall not include New Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) into Common Shares at an exchange ratio of one Common Share per New Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding, other than pursuant to a Permitted Transaction.

     (b) Immediately upon the action of the Board ordering the exchange of any New Rights pursuant to Section 24(a) and without any further action and without any notice, the right to exercise such New Rights shall terminate and the only right thereafter of a holder of such New Rights shall be to receive that number of Common Shares equal to the number of such New Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such New Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of Common Shares for New Rights will be effected and, in the event of any partial exchange, the number of New Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of New Rights (other than New Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of New Rights.

     (c) In the event that the number of Common Shares which are authorized but not outstanding or reserved for purposes other than the exercise of New Rights is not sufficient to permit any exchange of New Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exchange of the New Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Company shall substitute, for each Common Share that would otherwise be issuable upon exchange of a New Right, a number of Preferred Shares or fraction thereof such that the current per share market price of one Preferred Share multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such Preferred Shares or fraction thereof.

     (d) The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this paragraph (d), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

     Section 25. Notice of Certain Events.

     (a) In case the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred Shares, whichever shall be the earlier.

     (b) In case the event set forth in Section 11(a)(ii) hereof shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of New Rights under Section 11 (a)(ii) hereof.

     Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by facsimile transmission, confirmed by first-class mail, postage prepaid, or by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                  Artesyn Technologies, Inc.
                  7900 Glades Road, Suite 500
                  Boca Raton, Florida 33434
                  Telecopier No.: (561) 451-1020
                  Attention: President

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by facsimile transmission, confirmed by first-class mail, postage prepaid, or by first-class mail, postage-prepaid, addressed (until another address is filed in writing with the Company) as follows:

                  The Bank of New York
                  101 Barclay Street, 12 West
                  Stock Transfer & Administration
                  New York, New York  10286
                  Telecopier No.: (212) 815-3201
                  Attention: Vice President

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

     Section 27. Supplements and Amendments. The Company may from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein, which may be defective or inconsistent with any other provisions herein, or (iii) or to make any other provisions with respect to the New Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that from and after such time as any Person becomes an Acquiring Person, this Agreement may not be amended in any manner which would adversely affect the interests of the holders of New Rights (other than an Acquiring Person or an Affiliate or Associate thereof). Without limiting the foregoing, the Company may at any time prior to such time as any Person becomes an Acquiring Person amend this Agreement to lower the thresholds set forth in the definition of "Acquiring Person" in Section l and the thresholds set forth in Section 3(a) to not less than the greater of (A) the sum of .001% and the largest percentage of the outstanding Common Shares then known by the Company to be beneficially owned by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan) and (B) 10%. Upon the delivery of a certificate from an executive officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the

Rights Agent shall execute such supplement or amendment, provided that such supplement or amendment does not adversely affect the rights or obligations of the Rights Agent under Section 18 or Section 20 of this Agreement. Prior to the Distribution Date, the interests of the holders of New Rights shall be deemed coincident with the interests of the holders of Common Shares.

     Section 28. Determinations, and Actions by the Board of Directors. The Board (with, where specifically provided for herein, the concurrence of a majority of the Continuing Directors) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board, (with, where specifically provided for herein, the concurrence of a majority of the Continuing Directors) or the Company, or as may be necessary or advisable in connection with the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the New Rights or to amend the Agreement and whether any proposed amendment adversely affects the interests of the holders of Right Certificates). For all purposes of this Agreement, any calculation of the number of Common Shares or other securities outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares or any other securities of which any Person is the Beneficial Owner, shall be made in accordance with the provisions of the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement. All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding upon the Company, the Rights Agent, the holders of the Right Certificates and all other parties, and
(y) not subject the Board or the Continuing Directors to any liability to the holders of the Right Certificates.

     Section 29. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall be binding upon and inure to the benefit of such parties and their respective successors and assigns.

     Section 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution

Date, registered holders of the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, registered holders of the Common Shares).

     Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated;
provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines, in its good faith judgment, that severing the invalid language from this Agreement would materially and adversely affect the purpose or effect of this Agreement, the right of redemption (and of voiding) set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the 10th day following the date of such determination by the Board.

     Section 32. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Florida and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State; provided, however, that with respect to the rights and duties of the Rights Agent, the governing law shall be that of the State of New York.

     Section 33. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original, and all of which shall together constitute but one and the same instrument.

     Section 34. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only, and shall not control or affect the meaning or interpretation of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

                                      ARTESYN TECHNOLOGIES, INC.

Attest:


By   Stephen A. Ollendorff            By   Joseph M. O'Donnell
------------------------------           -------------------------------
Title: Assistant Secretary            Title:  President


Attest:                               THE BANK OF NEW YORK,
                                        as Rights Agent


By  Camille Munnari                   By  Ralph Chianese
------------------------------           -------------------------------
Title: Assistant Vice President       Title: Vice President

                                                                      Exhibit A
                              ARTICLES OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                           ARTESYN TECHNOLOGIES, INC.


         Pursuant to the provisions of the Florida Business Corporation
                         Act, Artesyn Technologies, Inc.
                    (the "Corporation") does hereby amend its
                            Articles of Incorporation

                              ---------------------


     1. The name of the Corporation is Artesyn Technologies, Inc.

     2. Article III of the Articles of Incorporation of the Corporation, as heretofore amended, relating to the authorized shares of the Corporation, provides, that the authorized preferred stock, par value $.01 per share ("Preferred Stock"), of the Corporation may be issued from time to time in one or more series with such distinctive designations as may be stated in a resolution providing for the issue of such stock adopted by the Board of Directors of the Corporation (the "Board"). The Board, on October 22, 1998 adopted the following resolution creating a Series A Junior Participating Preferred Stock:

                  "RESOLVED, that pursuant to authority conferred upon the Board of Directors (the "Board) of the Corporation by its Articles of Incorporation, a series of preferred stock, par value $.01 per share ("Preferred Stock"), of the Corporation is hereby created, and the designation and amount thereof and the voting powers, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, are as follows:

               Section 1. Designation and Number of Shares. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" ("Series A Preferred Stock"). The number of shares initially constituting the Series A Stock shall be 451,376; provided, however, that, if more than a total of 451,376 shares of Series A Preferred Stock shall be at any time issuable upon the exercise of the preferred share purchase rights (the "Rights") issued pursuant to the Amended and Restated Rights Agreement, dated as of November 21, 1998, between the Corporation and The Bank of New York, as Rights Agent, as amended from time to time (the "Rights Agreement"), the Board, by resolution, shall direct that articles of amendment be properly executed on behalf of the Corporation and filed with the Florida Department of State to provide for the total number of shares of Series A Preferred Stock authorized to be issued to be increased (to the extent that the Articles of Incorporation then permits) to the largest number of whole shares (rounded up to the nearest whole number) then issuable upon exercise of such Rights; and provided further that such number of shares may be decreased by resolution of the Board (which decrease shall be effected by articles of amendment properly executed and filed with the Florida Department of State), but no such decrease shall reduce the number of shares of Series A Preferred Stock to a number of shares less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

               Section 2. Dividends and Distributions.

               (a) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1.00 or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (a) of this
         Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

               (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

               Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

               (a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (b) Except as otherwise provided herein or in any other articles of amendment creating a series of Preferred Stock or any similar stock or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

               (c) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

               Section 4. Certain Restrictions.

               (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in
         Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

               (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

               (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A
         Preferred  Stock,  except  dividends  paid  ratably  on  the  Series  A
         Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

               (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

               (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under this Section 4(a), purchase or otherwise acquire such shares at such time and in such manner.

               Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall, be retired and cancelled promptly after the acquisition thereof. All such shares shall, upon their cancellation, become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation or in any other articles of amendment creating a series of Preferred Stock or any similar stock or as otherwise required by law.

               Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of $100 per share or an aggregate amount per share equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up; provided, however, that in the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then, in any such case, each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

               Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, junior to all other series of the Corporation's Preferred Stock.

               Section 10. The Articles of Incorporation of the Corporation, as amended hereby, shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class."

     3. The amendment was duly adopted by the Board on October 22, 1998 without shareholder action and shareholder action was not required for the adoption of such amendment.




Executed on December 22, 1998

                                           ARTESYN TECHNOLOGIES, INC.



                                           By _______________________
                                              Richard J. Thompson
                                              Vice President-Finance
                                               and Secretary

                                                                      Exhibit B

                            Form of Right Certificate

Certificate No. R-                                                        Rights

          NOT EXERCISABLE AFTER NOVEMBER 21, 2008 OR EARLIER IF REDEEMED OR VOIDED BY THE COMPANY OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT THE OPTION OF THE COMPANY AT $.01 PER RIGHT, TO EXCHANGE AND MAYBE DECLARED BY THE COMPANY TO BE VOID UPON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO ANY PERSON WHO BECOMES AN
          "ACQUIRING PERSON" (AS DEFINED IN THE RIGHTS AGREEMENT) MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS PRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(E) OF THE RIGHTS AGREEMENT.]*

                                Right Certificate



     This certifies that __________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement dated as of November 21, 1998 (as amended from time to time, the "Rights Agreement") between Artesyn Technologies, Inc. a Florida corporation (the "Company"), and The Bank of New York, as rights agent (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to the earlier of (i) 5:00 P.M., New York, New York time, on December 22, 2008, and
(ii) the time at which the Rights are redeemed or exchanged (as defined below) or declared void by the Company, at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid nonassessable share of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Shares"), of the Company, at a purchase price of $95 per one one-hundredth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and the form of Certificate set forth on the reverse side duly executed. The number of Rights evidenced by this Right Certificate (and the

--------
     * This portion of the legend in brackets shall be inserted only if applicable, and shall replace the preceding sentence.

number of one one-hundredths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of November 21, 1998, based upon the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events. The Purchase Price shall be paid in cash or by certified check or bank draft payable to the order of the Company.

     This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

     This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, duly executed and completed along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.01 per Right, payable in cash or the Company's Common Stock, par value $.001 per share (the "Common Stock"), or (ii) may be exchanged in whole or in part for Common Stock. No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredths of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

     This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.


Dated as of               ,    .






ATTEST:                                     ARTESYN TECHNOLOGIES, INC.



By                                          By _____________________
                                            Title:

Countersigned (dated                  )


THE BANK OF NEW YORK
  as Rights Agent



By __________________________
   Authorized Signatory

                    Form of Reverse Side of Right Certificate

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificate.)

         FOR VALUE RECEIVED, __________________________________________________

hereby sells, assigns and transfers unto ______________________________________

_______________________________________________________________________________
                  (Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: _____________, _____                           _________________________
                                                                   Signature


Signature  Guaranteed  (by a
firm of The New York Stock
Exchange or a commercial bank
or trust company having an office
or correspondent in New York City):

                                   Certificate

         The undersigned hereby certifies that (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).

Dated ______________, _____                            _________________________
                                                                    Signature
Signature  Guaranteed
(by a member firm of
The New York Stock Exchange
or a commercial bank or trust
company having an office or
correspondent in New York City):

                          FORM OF ELECTION TO PURCHASE

                  (To be executed if bolder desires to exercise
                  Rights represented by the Right Certificate.)

To:      Artesyn Technologies, Inc.

         The undersigned hereby irrevocably elects to exercise Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:


--------------------------------------------------------------------------------
                         (Please print name and address)

--------------------------------------------------------------------------------


Please insert social security or other identifying number:


--------------------------------------------------------------------------------

If such  number of Rights  shall not be all the Rights  evidenced  by this Right
Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:



--------------------------------------------------------------------------------
                         (Please print name and address)


--------------------------------------------------------------------------------

Please insert social security or other identifying number:

--------------------------------------------------------------------------------


Dated: ______________, _____                   _________________________
                                                           Signature

Signature Guaranteed (by member
firm of The New York Stock
Exchange or a commercial or
trust company having an
office or correspondent
in New York City):

                                   Certificate

         The undersigned hereby certifies that (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).



Dated: ______________, _____              _________________________
                                                      Signature

Signature Guaranteed (by a
member firm of The New York
Stock Exchange or a commercial
bank or trust company having
an office or correspondent
in New York City):

                                     NOTICE

         The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

         In the event the form of Certificate set forth below the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement), and such Assignment or Election to Purchase will not be honored.

                                                                     Exhibit C


                           ARTESYN TECHNOLOGIES, INC.



                          SUMMARY OF RIGHTS TO PURCHASE
                                PREFERRED SHARES


         In November 1988, to preserve the long term value for the stockholders of Artesyn Technologies, Inc. (the "Company") in case of a proposed takeover of the Company, the Company distributed to holders of its common stock, par value $.01 per share, ("Common Shares"), one common stock purchase right
(collectively, the "Old Rights") for each Common Share of the Company outstanding on November 21, 1988 (the "Old Record Date") and in respect of each Common Share issued after the Old Record Date and prior to close of business on November 21, 1998, entitling the registered holder thereof to purchase one Common Share of the Company.

         Considering that the Old Rights expire at the close of business on November 21, 1998, and desiring to continue to preserve long term value for the Company's stockholders in case of an attempted takeover of the Company, the Board of Directors (the "Board") of the Company has declared a dividend of one preferred share purchase right (each a "New Right" and collectively, the "New Rights") for each outstanding Common Share, of the Company. The dividend is payable to holders of record of Common Shares as of the close of business on December 22, 1998 (the "Record Date"). Each New Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Shares"), of the Company at a price of $95 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment in certain circumstances. Each Preferred Share is designed to be the economic equivalent of 100 Common Shares. The description and terms of the New Rights are set forth in an Amended and Restated Rights Agreement (the "Rights Agreement") between the Company and The Bank of New York (the "Rights Agent"), which Rights Agreement amends and restates in its entirety the original Rights Agreement between the Company and the Rights Agent dated as of November 9, 1988 pertaining to the Old Rights.

Detachment and Transfer of New Rights

     Until the earlier to occur of (i) 10 days following the first date of public announcement ("Shares Acquisition Date") that a person or group of affiliated or associated persons have acquired beneficial ownership of 20% or more of the outstanding Common Shares (an "Acquiring Person") or (ii) 10 business days (or such later date as the Board may determine prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer which would result in the beneficial ownership by a person or group of 30% or more of the outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the New Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificates.

         The Rights Agreement provides that, until the Distribution Date (or earlier redemption, voiding, exchange or expiration of the New Rights), the New Rights will be transferable with, and only with, the Common Shares. Until the Distribution Date (or earlier redemption, voiding or expiration of the New Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption, voiding or expiration of the New Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date (even without such notation or a copy of this Summary of Rights being attached thereto) will also constitute the transfer of the New Rights associated with the Common Shares represented by such certificate for Common Shares. As soon as practicable following the Distribution Date, separate certificates evidencing the New Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the New Rights.

Exercisability of New Rights

         The New Rights are not exercisable until the Distribution Date. The New Rights will expire on December 22, 2008 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the New Rights are earlier redeemed, voided or exchanged by the Company, in each case as described below.

     The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the New Rights are subject to adjustment from time to time to prevent dilution. The number of outstanding New Rights and the number of one-hundredths of a Preferred Share issuable upon exercise of each New Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date. With certain exceptions, no adjustment of the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise. Until a New Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.


Terms of Preferred Shares

         Preferred Shares purchasable upon exercise of the New Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share. The Preferred Shares would rank junior to any other series of the Company's preferred stock.

Certain Triggering Events

         In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a New Right (other than New Rights beneficially owned by the Acquiring Person or its affiliate, associate or transferee, which will thereafter be void) will thereafter have the right to receive upon exercise, that number of Common Shares having a market value of two times the exercise price of the New Right. In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person in a transaction with such Acquiring Person or group, proper provision will be made so that each holder of a New Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the New Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In each case, there are exceptions for transactions that have received the prior approval of the Board of Directors.

         At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board may exchange the New Rights (other than New Rights owned by the Acquiring Person, which will have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-hundredth of a Preferred Share (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per New Right (subject to adjustment).

Redemption and Exchange of New Rights

         At any time until 10 days following the Shares Acquisition Date (or such later date as the Board, only with the concurrence of a majority of the Continuing Directors, may determine), the Company may redeem the New Rights in whole, but not in part, at a price of $.01 per Right. In addition, in the event that such redemption is then prohibited by an agreement for borrowed money to which the Company is a party and which was entered into before any Person became an Acquiring Person, the Board, only with the concurrence of a majority of the Continuing Directors, may declare the New Rights to be null and void, without any payment to holders of New Rights. The New Rights may also be redeemed, subject to certain conditions, in connection with the approval by the Board (only with the concurrence of a majority of the Continuing Directors) of an agreement providing for any merger, consolidation or sale or transfer of all or substantially all of the assets of the Company, or other business combination, in each case which involves the Company, but does not involve an Acquiring Person or any Affiliate or Associate of an Acquiring Person. Immediately upon such action of the Board with, where required, the concurrence of a majority of the Continuing Directors, the New Rights will terminate and the only right of the holders of New Rights will be to receive $.01 per Right, if the New Rights are redeemed (rather than declared to be null and void). The Company may, at its option, pay the redemption price in cash, Common Shares or any other appropriate form of consideration.

     The term "Continuing Director" means any member of the Board who was a member prior to the date of the Rights Agreement, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors, but shall not include an Acquiring Person, or an Affiliate or Associate of any Acquiring Person, or any representative or nominee of any of the foregoing entities.

         At any time after any person or group of affiliated or associated persons becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board may exchange the New Rights (other than New Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Common Share, or, under circumstances set forth in the Rights Agreement, cash, property or other securities of the Company, including fractions of a Preferred Share (or of a share of a class or series of the Company's preferred stock having equivalent designations and the powers, preferences and rights, and the qualifications, limitations and restrictions), per New Right (with value equal to such Common Shares).

Amendment of New Rights

         The terms of the New Rights may be amended by the Board without the consent of the holders of the New Rights, including an amendment to lower certain thresholds described above to not less than the greater of (i) the sum of.001% and the largest percentage of the outstanding Common Shares then known to the Company to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the New Rights.

Additional Information

         A copy of the Rights Agreement will be filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the New Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as further amended from time to time, which is hereby incorporated herein by reference.